Exhibit 99.1

CONTACT:	Mike Fowler
Senior Vice President and Chief Financial Officer
423-278-3050

GREEN BANKSHARES REPORTS LOSSES FOR THE SECOND QUARTER 2011

GREENEVILLE, Tenn. (August 11, 2011) – Green Bankshares, Inc. (NASDAQ:GRNB), the holding company for GreenBank, today reported financial results for the second quarter ended June 30, 2011.  These results included a net loss available to common shareholders of $12.4 million or $0.94 per diluted share for the quarter ended June 30, 2011, compared with a net loss available to common shareholders of $11.6 million or $0.88 per diluted share for the quarter ended March 31, 2011, and net income available to common shareholders of $1.6 million or $0.12 per diluted share for the same quarter a year ago.  For the six months ended June 30, 2011, the Company's net loss available to common shareholders totaled $23.9 million or $1.83 per diluted share compared with net income available to common shareholders of $3.5 million or $0.27 per diluted share for the first six months of 2010.

During the second quarter, the Company announced that it entered into a definitive agreement to raise new capital through the sale of newly issued common shares to North American Financial Holdings, Inc.  The transaction, which is subject to shareholder and regulatory approval, as well as the satisfaction of other customary closing conditions, is expected to be consummated in the third quarter of 2011.  Commenting on the announcement, Stephen M. Rownd, Chairman and Chief Executive Officer, said, "The recapitalization strengthens our balance sheet and represents a strategically important step in ultimately enhancing shareholder value."

Regarding second quarter results, Rownd added, "Our performance reflected a continuation of elevated credit costs in the form of both our loan loss provision and costs related to the maintenance and disposition of other real estate owned (OREO).  The credit environment in which we operate remains extremely challenging.  On a linked-quarter basis, higher credit costs incurred during the second quarter of 2011 continued to increase losses."

Rownd noted, "During the second quarter of 2011, employment costs declined $807 thousand versus the previous quarter due to the 'right-sizing' initiative undertaken during the first quarter, which reduced our full-time equivalent employees by 11%."

Despite the second quarter 2011 loss, the Bank's risk-based capital ratios improved slightly due to continued declines in loan balances.  Although these ratios remained above the statutory minimums necessary to be deemed a well-capitalized financial institution, they continued to be below the Tier 1 leverage ratio of 10.0% and the Total Risk-based Capital Ratio of 14.0% that the Bank has informally committed to its regulators that it would maintain, as discussed further in the Company's Form 10-K for 2010 and Form 10-Q for the first quarter of 2011.  In addition, on May 2, 2011, GreenBank received notice from the FDIC and TDFI that, as a result of those agencies' findings in their most recently completed joint safety and soundness examination, the agencies would be seeking a formal enforcement action against GreenBank aimed at strengthening GreenBank's operations and its financial condition, which will require GreenBank to maintain capital ratios above those minimum levels required to be considered well-capitalized.

The Company believes that the enforcement action will contain requirements similar to those to which the Bank has already informally committed, including requirements to maintain the Bank's capital ratios above those levels required to be considered "well-capitalized" under federal banking regulations.

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Green Bankshares, Inc. ▪ 100 North Main Street ▪ Greeneville, TN  37743 ▪ (423) 639-5111

GRNB Reports Second Quarter 2011 Results

August 11, 2011

Estimated capital levels: (see the non-GAAP measurement reconciliation on page 5 regarding tangible equity and book value per share)

Consolidated:	2Q11	1Q11	4Q10	3Q10	2Q10
Tangible common book value per share	$3.60	$4.41	$5.23	$9.30	$11.95
Tangible common equity to assets ratio	2.09%	2.44%	2.88%	5.09%	6.25%
Bank Regulatory Ratios:
Tier 1 leverage ratio	8.47. %	8.55%	8.88%	10.78%	11.86%
Tier 1 risk-based capital ratio	11.97%	11.83%	11.94%	13.53%	14.73%
Total risk-based capital ratio	13.25%	13.11%	13.22%	14.80%	15.99%

Net interest income:

(dollars in thousands)	2Q11	1Q11	4Q10	3Q10	2Q10
Net interest income	$19,452	$19,267	$19,714	$20,747	$21,473
Net interest margin	3.91%	3.77%	3.77%	3.90%	3.86%
Average earning assets	$2,011,228	$2,090,428	$2,094,399	$2,130,339	$2,248,240

●
Both net interest income and the net interest margin for the second quarter of 2011 were adversely affected by loan interest reversals totaling approximately $494 thousand as $42 million of loans were moved to non-accrual status.  Excluding these interest reversals, net interest margin would have been 4.01% for the second quarter of 2011.

Credit quality:

Summary:
(dollars in thousands)	2Q11	1Q11	4Q10	3Q10	2Q10
Net loan charge-offs	$16,714	$15,617	$9,139	$36,549	$4,868
New non-accrual loans added	$42,049	$47,207	$61,867	$111,868	$22,415
Reserves to total loans	4.02%	3.87%	3.83%	2.74%	2.60%
Non-performing assets	$211,695	$224,441	$205,914	$197,159	$141,915

Commercial real estate loan portfolio migration:
				June 30, 2011 vs. June 30, 2010
(dollars in thousands)	June 30, 2011	Dec. 31, 2010	June 30, 2010	Change	% Change
Commercial real estate portfolio:
Acquisition & development	$111,117	$133,947	$176,152	$(65,035)	(36.9)%
Lot warehouse	36,580	42,796	52,520	(15,940)	(30.4)%
Commercial 1-4 family construction	24,812	31,511	49,539	(24,727)	(49.9)%
Total speculative 1-4 family	172,509	208,254	278,211	(105,702)	(38.0)%

Commercial vacant land	69,804	77,081	100,163	(30,359)	(30.3)%
Commercial construction non-owner occupied	38,087	76,568	123,330	(85,243)	(69.1)%
Commercial construction owner occupied	3,042	5,407	6,519	(3,477)	(53.3)%
Consumer residential construction	7,063	14,161	13,511	(6,448)	(47.7)%
Total construction and development	117,996	173,217	243,523	(125,527)	(51.6)%

Non-owner occupied commercial real estate	381,525	427,291	434,238	(52,713)	(12.1)%

Total commercial real estate	$672,030	$808,762	$955,972	$(283,942)	(29.7)%

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GRNB Reports Second Quarter 2011 Results

August 11, 2011

The following information graphically displays the consolidated loan portfolio by purpose code as of June 30, 2011:

Non-interest income totaled approximately $8.2 million for the second quarter of 2011, up $0.6 million versus the first quarter of 2011, and down from $8.8 million in the second quarter of 2010.  The linked-quarter increase was driven by deposit service charges while the decline versus the year ago period was principally the result of lower levels of deposit service charges and wealth management revenues.  For the first six months of 2011, non-interest income was $15.9 million compared with $16.5 million for the comparable period in 2010.  The decline for the first six months of 2011 was the result of lower levels of deposit service charges and wealth management revenues.

Non-interest expense totaled approximately $24.8 million for the second quarter of 2011, compared with $23.0 million for the first quarter of 2011 and $21.3 million for the second quarter of 2010.  These increases were entirely attributable to credit-related expenses, including increased maintenance costs and losses on disposition of OREO, which increased $2.5 million versus the first quarter of 2011 and increased $4.3 million versus the second quarter of 2010.  For the first six months of 2011, non-interest expense totaled $47.8 million compared with $41.8 million for the comparable period in 2010, reflecting higher credit-related costs.

Greeneville, Tennessee-based Green Bankshares, Inc., with total assets of approximately $2.3 billion at June 30, 2011, is the holding company for GreenBank.  GreenBank, which traces its origin to 1890, has 63 branches across East and Middle Tennessee, and one branch each in Bristol, Virginia, and Hot Springs, North Carolina.  It also provides wealth management services through its GreenWealth Division and residential mortgage lending through its Mortgage Division.  In addition, GreenBank conducts separate businesses through the following wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company and GCB Acceptance Corporation, a consumer finance company specializing in automobile lending and Fairway Title Co., a title insurance company.

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GRNB Reports Second Quarter 2011 Results

August 11, 2011

Cautionary Statement
The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that act.  Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements.  This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements
Certain matters discussed in this news release are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  Risks and uncertainties related to the Company's business are discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.  Risks and uncertainties related to the Company include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Investment Agreement by and among the Company, the Bank and North American Financial Holdings, Inc., dated as of May 5, 2011 (the "Investment Agreement"); (2) the outcome of any legal proceedings that have been, or may be, instituted against the Company and others following announcement of the Investment Agreement; (3) the inability to complete the transactions contemplated by the Investment Agreement due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of regulatory approval; (4) risks that the proposed transaction contemplated by the Investment Agreement disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction contemplated by the Investment Agreement; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets and the ability to resolve these may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) rapid fluctuations or unanticipated changes in interest rates; (12) the impact of governmental restrictions on entities participating in the Capital Purchase Program (the "CPP") of the United States Department of the Treasury; (13) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy (14) the results of regulatory examinations; (15) the remediation efforts related to the Company's previously identified material weakness in its internal control over financial reporting; (16) increased competition with other financial institutions in the markets that the Bank serves; (17) the Company's recording a further valuation allowance related to its deferred tax asset; (18) exploring alternatives available for the future repayment or conversion of the preferred stock issued in the CPP, including in the transaction contemplated by the Investment Agreement; (19) further deterioration in the valuation of other real estate owned; (20) the failure to comply with the terms of regulatory enforcement actions, including informal commitments and formal agreements, including the proposed formal enforcement action described above; (21) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions to raise capital if necessary to comply with any regulatory capital requirements; and (22) the loss of key personnel.  The Company undertakes no obligation to update these forward-looking statements.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed investment in the Company by North American Financial Holdings, Inc.  The Company has filed a definitive proxy statement and other documents regarding the proposed NAFH investment transaction with the SEC.  SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain the proxy statement and other relevant documents free of charge at the SEC's website, http://www.sec.gov, or by directing a request to the Company at 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743.

Participants in the Solicitation
The Company and its directors, executive officers, certain members of management, and employees may have interests in the proposed investment transaction contemplated by the Investment Agreement or be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the matters necessary to be approved to facilitate the proposed investment transaction.  Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Green Bankshares' 2011 Annual Meeting of Shareholders filed with the SEC on April 8, 2011.  Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction filed with the SEC on July 27, 2011.

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GRNB Reports Second Quarter 2011 Results

August 11, 2011

GREEN BANKSHARES, INC.
Reconciliation of Non-GAAP Measures Presented in Earnings Release
(In thousands)

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP.  The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	2Q11	1Q11	4Q10	3Q10	2Q10
Total shareholders' equity	$122,046	$132,830	$143,897	$197,824	$233,150
Less:
Core deposit and other intangibles	(5,502)	(6,125)	(6,751)	(7,398)	(8,044)
Preferred stock	(68,815)	(68,468)	(68,121)	(67,775)	(67,428)
Tangible common equity	$47,729	$58,237	$69,025	$122,651	$157,678

Tangible common book value per share	$3.60	$4.41	$5.23	$9.30	$11.95

Total assets	$2,293,815	$2,392,694	$2,406,040	$2,415,014	$2,529,332
Less:
Core deposit and other intangibles	(5,502)	(6,125)	(6,751)	(7,398)	(8,044)
Total tangible assets	$2,288,313	$2,386,569	$2,399,289	$2,407,616	$2,521,288

Tangible common equity to assets ratio	2.09%	2.44%	2.88%	5.09%	6.25%

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GRNB Reports Second Quarter 2011 Results

August 11, 2011

GREEN BANKSHARES, INC.
Unaudited Financial Highlights
 (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest income	$26,075	$31,304	$52,700	$63,196
Interest expense	6,623	9,831	13,982	20,064
Net interest income	19,452	21,473	38,718	43,132
Provision for loan losses	14,333	4,749	28,229	8,638
Net interest income (loss) after provision for loan losses	5,119	16,724	10,489	34,494
Non-interest income	8,236	8,771	15,864	16,457
Non-interest expenses	24,770	21,274	47,798	41,820
Income (loss) before income taxes	(11,415)	4,221	(21,445)	9,131
Income tax provision (benefit)	(281)	1,410	-	3,124
Income (loss)	$(11,134)	$2,811	$(21,445)	$6,007
Preferred stock dividends and related cost	1,250	1,250	2,500	2,500
Net income (loss) available to common shareholders	$(12,384)	$1,561	$(23,945)	$3,507
Comprehensive income (loss)	$(10,058)	$3,705	$(20,331)	$7,871

Earnings (loss) per common share:
Basic	$(0.94)	$0.12	$(1.83)	$0.27
Diluted	$(0.94)	$0.12	$(1.83)	$0.27

Weighted average common shares:
Basic	13,127	13,098	13,118	13,090
Diluted 1	13,127	13,158	13,118	13,148

	June 30, 2011	Dec. 31, 2010	June 30, 2010
Total assets	$2,293,815	$2,406,040	$2,529,332
Cash and cash equivalents	344,265	294,214	208,155
Investment and other securities	230,290	215,201	189,471
Loans, net of unearned interest	1,560,503	1,745,378	1,928,174
Allowance for loan losses	(62,728)	(66,830)	(50,049)
Deposits	1,883,388	1,976,854	1,991,839
Shareholders' equity	122,046	143,897	233,150
Common shareholders' equity 2	53,231	75,776	165,722
Tangible common shareholders' equity 3	47,729	69,025	157,678
Common book value per share 2	4.02	5.75	12.56
Tangible common book value per share 3	3.60	5.23	11.95

1	Diluted weighted average shares outstanding exclude 92,524 restricted average shares for the three month period ended June 30, 2011, because their impact would be anti-dilutive.
2	Common shareholders' equity is shareholders' equity less preferred stock.
3	Tangible common shareholders' equity is shareholders' equity less intangible assets and preferred stock.

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